SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                             FORM 8-KA Amendment #1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 1, 2002
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                    FORTUNE CREDIT & INSURANCE SERVICES INC.
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             (Exact name of registrant as specified in its charter)


                           Nevada 0-29081 98-0169082
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            (Sate or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


                             8756 - 122nd Avenue NE
                               Kirkland, WA 98033
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               (Address of principal executive office) (Zip Code)

          Former name or former address, if changed since last report)

        Registrant's telephone number including area code: (425) 827-7817
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Exhibits
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Exhibit No.                                                            Page

17        Letter dated March 1, 2002 of Feldman Sherb & Co., P.C.       3



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ITEM 4.   Changes in Registrant's Certifying Accountant.

          Feldman Sherb & Co., P.C. has been terminated as the Company's independent certified public accountants effective March 1, 2002.

          Bagell, Josephs & Company, LLC has been engaged on March 1, 2002 as the Company's independent certified public accountants.

          The decision to change accountants was conditionally approved by the Company's board of directors on February 4, 2002 and was effective March 1, 2002.

          There were no disagreements between the Company and Feldman Sherb & Co., P.C. on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audit for the fiscal year ended October 31, 2000 and financial statements filed in Form 10-QSB for subsequent interim periods preceding such termination.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           Fortune Credit & Insurance Services, Inc.
                           Registrant


                           By: /s/ Patrick F. Charles
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Date: March 1,  2002       Patrick F. Charles, President